Exhibit 99.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C.  1350, that:

(1)	The accompanying Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Canterbury Park Holding Corporation

Dated: August 14, 2002	/s/ Randall D. Sampson
Randall D. Sampson,
President, and Chief Executive Officer

Dated: August 14, 2002	/s/ David C. Hansen
David C. Hansen,
Vice President, and Chief Financial Officer